For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	January 24, 2023
For Immediate Release

HOME BANCORP ANNOUNCES 2022 FOURTH QUARTER RESULTS
AND INCREASES QUARTERLY DIVIDEND BY 4%

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), reported financial results for the fourth quarter of 2022. For the quarter, the Company reported net income of $10.8 million, or $1.32 per diluted common share (“diluted EPS”), up $342,000 from $10.4 million, or $1.28 diluted EPS, for the third quarter of 2022.

“We are excited to report strong earnings and loan growth throughout our footprint for the third consecutive quarter," said John W. Bordelon, President and Chief Executive Officer of the Company and the Bank. "While maintaining a strong credit discipline, the Company’s total loans increased on a reported basis 6% from the previous quarter. Excluding PPP loans, total loans increased $127.9 million, or 22% on an annualized basis. We are seeing continuous success attracting new customers throughout our footprint.”

Fourth Quarter 2022 Highlights

•Loans totaled $2.4 billion at December 31, 2022, up $127.5 million, or 6%, from September 30, 2022. PPP loans totaled $6.7 million at December 31, 2022, down $402,000, or 6%, from September 30, 2022.

•Net interest income totaled $33.3 million, up $1.3 million, or 4%, from the prior quarter.

•The net interest margin ("NIM") increased 27 basis points from 4.11% for the third quarter of 2022 to 4.38%.

•Nonperforming assets totaled $11.0 million, or 0.34% of total assets, down $6.5 million, or 37%, from September 30, 2022 primarily due to improved performance of some loans and paydowns.

•The Company recorded a $2.0 million provision to the allowance for loan losses, compared to a $1.7 million provision in the prior quarter, primarily due to loan growth.

Loans

Loans totaled $2.4 billion at December 31, 2022, up $127.5 million, or 6%, from September 30, 2022. PPP loans, included in commercial and industrial loans, decreased $402,000, or 6%, from September 30, 2022. The following table summarizes the changes in the Company’s loan portfolio from September 30, 2022 to December 31, 2022.

	December 31,	September 30,	Increase (Decrease)
(dollars in thousands)	2022	2022	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$389,616	$376,028	$13,588	4%
Home equity loans and lines	61,863	60,624	1,239	2
Commercial real estate	1,152,537	1,086,656	65,881	6
Construction and land	313,175	328,753	(15,578)	(5)
Multi-family residential	100,588	97,212	3,376	3
Total real estate loans	2,017,779	1,949,273	68,506	4
Other loans:
Commercial and industrial	377,894	320,900	56,994	18
Consumer	35,077	33,106	1,971	6
Total other loans	412,971	354,006	58,965	17
Total loans	$2,430,750	$2,303,279	$127,471	6%

The average loan yield was 5.43% for the fourth quarter of 2022, up 26 basis points from the third quarter of 2022. Commercial real estate and commercial and industrial loans were the primary drivers for the loan growth during the fourth quarter of 2022. Commercial real estate loan growth for the current quarter was primarily in our Acadiana and Houston markets. During the fourth quarter of 2022, the growth in commercial and industrial loans was primarily within our Acadiana and Northshore markets.

Credit Quality and Allowance for Credit Losses

Nonperforming assets (“NPAs”), totaled $11.0 million, or 0.34% of total assets at December 31, 2022, down $6.5 million, or 37%, from $17.5 million, or 0.55% of total assets, at September 30, 2022. The Company recorded net loan charge-offs of $39,000 during the fourth quarter of 2022, compared to net loan charge-offs of $365,000 for the third quarter of 2022.

The Company made a $2.0 million provision to the allowance for loan losses in the fourth quarter of 2022 primarily due to loan growth. For the year ended December 31, 2022, provisions to the allowance for loan losses totaled $7.5 million. At December 31, 2022, the allowance for loan losses totaled $29.3 million, or 1.21% of total loans, compared to $27.4 million, or 1.19% of total loans, at September 30, 2022. Changes in expected losses consider various factors including the changing economic activity, potential mitigating effects of governmental stimulus, customer specific information impacting changes in risk ratings, projected delinquencies and the impact of industry-wide loan modification efforts, among other factors.

Deposits

Total deposits were $2.6 billion at December 31, 2022, down $105.2 million, or 4%, from September 30, 2022. The decrease in deposits for the fourth quarter of 2022 was primarily due to customers utilizing excess cash. The following table summarizes the changes in the Company’s deposits from September 30, 2022 to December 31, 2022.

	December 31,	September 30,	Increase/(Decrease)
(dollars in thousands)	2022	2022	Amount	Percent
Demand deposits	$904,301	$921,089	$(16,788)	(2)%
Savings	305,871	325,594	(19,723)	(6)
Money market	423,990	452,474	(28,484)	(6)
NOW	663,574	686,592	(23,018)	(3)
Certificates of deposit	335,445	352,675	(17,230)	(5)
Total deposits	$2,633,181	$2,738,424	$(105,243)	(4)%

The average rate on interest-bearing deposits increased 17 basis points from 0.27% for the third quarter of 2022 to 0.44% for the fourth quarter of 2022. At December 31, 2022, certificates of deposit maturing within the next 12 months totaled $259.1 million.

Net Interest Income

The net interest margin ("NIM") increased 27 basis points from 4.11% for the third quarter of 2022 to 4.38% for the fourth quarter of 2022 primarily due to an increase in the average yield on loans, which was partially offset with an increase in the average cost of interest-bearing liabilities. The increase in average cost of interest-bearing liabilities was primarily due to the increased rates paid on deposits during the fourth quarter of 2022.

The average loan yield was 5.43% for the fourth quarter of 2022, up 26 basis points from the third quarter of 2022 primarily reflecting increased market rates of interest coupled with loan growth during the period.

Average PPP loans were $6.9 million for the fourth quarter of 2022, down $2.5 million, or 27%, from the third quarter of 2022. Unrecognized PPP lender fees totaled $94,000 at December 31, 2022.

Loan accretion income from acquired loans totaled $750,000 for the fourth quarter of 2022, down $97,000, or 11%, compared to the third quarter of 2022.

The average rate paid on total interest-bearing deposits was 0.44% for the fourth quarter of 2022, up 17 basis points from the third quarter of 2022 due to the increased market rates of interest.

The following table summarizes the Company’s average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent (“TE”) yields on investment securities have been calculated using a marginal tax rate of 21%.

	For the Three Months Ended
	December 31, 2022			September 30, 2022
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable	$2,374,065	$32,826	5.43%	$2,265,846	$29,859	5.17%
Investment securities (TE)	549,961	3,214	2.37	532,300	2,958	2.25
Other interest-earning assets	62,240	555	3.54	262,127	1,447	2.19
Total interest-earning assets	$2,986,266	$36,595	4.82%	$3,060,273	$34,264	4.41%

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$1,431,577	$1,463	0.41%	$1,522,350	$876	0.23%
Certificates of deposit	338,389	486	0.57	371,925	394	0.42
Total interest-bearing deposits	1,769,966	1,949	0.44	1,894,275	1,270	0.27
Other borrowings	5,539	53	3.80	5,539	53	3.80
Subordinated debt	53,984	855	6.33	53,943	859	6.37
FHLB advances	54,620	456	3.28	24,977	105	1.68
Total interest-bearing liabilities	$1,884,109	$3,313	0.70%	$1,978,734	$2,287	0.46%

Net interest spread (TE)			4.12%			3.95%
Net interest margin (TE)			4.38%			4.11%

Noninterest Expense

Noninterest expense for the fourth quarter of 2022 totaled $21.2 million, up $454,000, or 2%, compared to the third quarter of 2022. Compensation and benefits were up $752,000 from the third quarter of 2022 primarily due to an increase in group health insurance and bonuses for the quarter, partially offset by a decrease in credit losses on unfunded commitments of $316,000.

Dividend and Share Repurchases

The Company announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.25 per share payable on February 17, 2023, to shareholders of record as of February 6, 2023.

The Company repurchased 1,315 shares of its common stock during the fourth quarter of 2022 at an average price per share of $42.84 under the Company's 2020 Repurchase Plan. An additional 195,718 shares remain eligible for purchase under the 2021 Repurchase Plan. The book value per share and tangible book value per share of the Company’s common stock was $39.82 and $29.20, respectively, at December 31, 2022.

Non-GAAP Reconciliation

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes intangible assets and PPP loans. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company’s financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies. A reconciliation of non-GAAP information included herein to GAAP is presented below.

	For the Three Months Ended
(dollars in thousands, except per share data)	December 31, 2022	September 30, 2022	December 31, 2021

Reported net income	$10,776	$10,434	$10,238
Add: Core deposit intangible amortization, net tax	350	358	221
Non-GAAP tangible income	$11,126	$10,792	$10,459

Reported loan income	$32,826	$29,859	$24,215
Less: PPP loan income	26	132	2,201
Loan income excluding PPP loan income	$32,800	$29,727	$22,014

Loan yield	5.43%	5.17%	5.12%
Negative (positive) impact of PPP loans	0.01	—	(0.29)
Loan yield excluding PPP loans	5.44%	5.17%	4.83%

Net interest margin	4.38%	4.11%	3.53%
Negative (positive) impact of PPP loans	0.01	—	(0.24)
Net interest margin excluding PPP loans	4.39%	4.11%	3.29%

Total assets	$3,228,280	$3,167,666	$2,938,244
Less: Intangible assets	87,973	87,839	61,949
Non-GAAP tangible assets	$3,140,307	$3,079,827	$2,876,295

Total shareholders’ equity	$329,954	$316,656	$351,903
Less: Intangible assets	87,973	87,839	61,949
Non-GAAP tangible shareholders’ equity	$241,981	$228,817	$289,954

Total loans	$2,430,750	$2,303,279	$1,840,093
Less: PPP loans	6,692	7,094	43,637
Total loans excluding PPP loans	$2,424,058	$2,296,185	$1,796,456

Return on average equity	13.23%	12.35%	11.65%
Add: Average intangible assets	5.52	4.99	2.83
Non-GAAP return on average tangible common equity	18.75%	17.34%	14.48%

Common equity ratio	10.22%	10.00%	11.98%
Less: Intangible assets	2.51	2.57	1.90
Non-GAAP tangible common equity ratio	7.71%	7.43%	10.08%

Book value per share	$39.82	$38.27	$41.27
Less: Intangible assets	10.62	10.61	7.27
Non-GAAP tangible book value per share	$29.20	$27.66	$34.00

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for credit losses, the impact of the COVID-19 pandemic, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(dollars in thousands)	December 31, 2022	September 30, 2022	% Change	December 31, 2021
Assets
Cash and cash equivalents	$87,401	$150,556	(42)%	$601,443
Interest-bearing deposits in banks	349	349	—	349
Investment securities available for sale, at fair value	486,518	492,758	(1)	327,632
Investment securities held to maturity	1,075	1,080	—	2,102
Mortgage loans held for sale	98	169	(42)	1,104
Loans, net of unearned income	2,430,750	2,303,279	6	1,840,093
Allowance for loan losses	(29,299)	(27,351)	(7)	(21,089)
Total loans, net of allowance for loan losses	2,401,451	2,275,928	6	1,819,004
Office properties and equipment, net	43,560	43,685	—	43,542
Cash surrender value of bank-owned life insurance	46,276	46,019	1	40,361
Goodwill and core deposit intangibles	87,973	87,839	—	61,949
Accrued interest receivable and other assets	73,579	69,283	6	40,758
Total Assets	$3,228,280	$3,167,666	2	$2,938,244

Liabilities
Deposits	$2,633,181	$2,738,424	(4)%	$2,535,849
Other Borrowings	5,539	5,539	—	5,539
Subordinated debt, net of issuance cost	54,013	53,958	—	—
Federal Home Loan Bank advances	176,213	24,816	610	26,046
Accrued interest payable and other liabilities	29,380	28,273	4	18,907
Total Liabilities	2,898,326	2,851,010	2	2,586,341

Shareholders' Equity
Common stock	83	83	—%	85
Additional paid-in capital	164,942	164,024	1	164,982
Common stock acquired by benefit plans	(2,060)	(2,150)	4	(2,423)
Retained earnings	206,296	197,553	4	188,515
Accumulated other comprehensive (loss) income	(39,307)	(42,854)	8	744
Total Shareholders' Equity	329,954	316,656	4	351,903
Total Liabilities and Shareholders' Equity	$3,228,280	$3,167,666	2	$2,938,244

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	For the Three Months Ended
(dollars in thousands, except per share data)	December 31, 2022	September 30, 2022	% Change	December 31, 2021	% Change
Interest Income
Loans, including fees	$32,826	$29,859	10%	$24,215	36%
Investment securities	3,214	2,958	9	1,309	146
Other investments and deposits	555	1,447	(62)	264	110
Total interest income	36,595	34,264	7	25,788	42
Interest Expense
Deposits	1,949	1,270	53%	974	100%
Other borrowings	53	53	—	53	—
Subordinated debt expense	855	859	—	—	—
Federal Home Loan Bank advances	456	105	334	111	311
Total interest expense	3,313	2,287	45	1,138	191
Net interest income	33,282	31,977	4	24,650	35
Provision (reversal) for loan losses	1,987	1,696	17	(2,648)	175
Net interest income after provision for loan losses	31,295	30,281	3	27,298	15
Noninterest Income
Service fees and charges	1,198	1,300	(8)%	1,224	(2)%
Bank card fees	1,566	1,623	(4)	1,519	3
Gain on sale of loans, net	22	78	(72)	376	(94)
Income from bank-owned life insurance	257	231	11	219	17
Gain on sale of assets, net	9	18	(50)	(44)	120
Other income	287	224	28	240	20
Total noninterest income	3,339	3,474	(4)	3,534	(6)
Noninterest Expense
Compensation and benefits	12,880	12,128	6%	9,991	29%
Occupancy	2,261	2,297	(2)	1,824	24
Marketing and advertising	550	658	(16)	1,033	(47)
Data processing and communication	2,295	2,284	—	2,237	3
Professional fees	388	331	17	493	(21)
Forms, printing and supplies	182	185	(2)	164	11
Franchise and shares tax	693	633	9	396	75
Regulatory fees	511	467	9	331	54
Foreclosed assets, net	30	101	(70)	155	(81)
Amortization of acquisition intangible	443	453	(2)	279	59
Provision for credit losses on unfunded lending commitments	(170)	146	(216)	15	(1233)
Other expenses	1,114	1,040	7	1,099	1
Total noninterest expense	21,177	20,723	2	18,017	18
Income before income tax expense	13,457	13,032	3	12,815	5
Income tax expense	2,681	2,598	3	2,577	4
Net income	$10,776	$10,434	3	$10,238	5

Earnings per share - basic	$1.33	$1.29	3%	$1.24	7%
Earnings per share - diluted	$1.32	$1.28	3	$1.23	7

Cash dividends declared per common share	$0.24	$0.23	4%	$0.23	4%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)
	For the Three Months Ended
(dollars in thousands, except per share data)	December 31, 2022	September 30, 2022	% Change	December 31, 2021	% Change
EARNINGS DATA
Total interest income	$36,595	$34,264	7%	$25,788	42%
Total interest expense	3,313	2,287	45	1,138	191
Net interest income	33,282	31,977	4	24,650	35
(Reversal) provision for loan losses	1,987	1,696	17	(2,648)	175
Total noninterest income	3,339	3,474	(4)	3,534	(6)
Total noninterest expense	21,177	20,723	2	18,017	18
Income tax expense	2,681	2,598	3	2,577	4
Net income	$10,776	$10,434	3	$10,238	5

AVERAGE BALANCE SHEET DATA
Total assets	$3,173,676	$3,265,907	(3)%	$2,941,274	8%
Total interest-earning assets	2,986,266	3,060,273	(2)	2,749,445	9
Total loans	2,374,065	2,265,846	5	1,856,814	28
PPP loans	6,883	9,431	(27)	67,198	(90)
Total interest-bearing deposits	1,769,966	1,894,275	(7)	1,729,341	2
Total interest-bearing liabilities	1,884,109	1,978,734	(5)	1,761,052	7
Total deposits	2,707,823	2,818,318	(4)	2,537,670	7
Total shareholders' equity	323,102	335,053	(4)	348,635	(7)

PER SHARE DATA
Earnings per share - basic	$1.33	$1.29	3%	$1.24	7%
Earnings per share - diluted	1.32	1.28	3	1.23	7
Book value at period end	39.82	38.27	4	41.27	(4)
Tangible book value at period end	29.20	27.66	6	34.00	(14)
Shares outstanding at period end	8,286,084	8,273,334	—	8,526,907	(3)
Weighted average shares outstanding
Basic	8,070,734	8,089,246	—%	8,278,472	(3)%
Diluted	8,119,481	8,138,307	—	8,331,749	(3)

SELECTED RATIOS (1)
Return on average assets	1.35%	1.27%	6%	1.38%	(2)%
Return on average equity	13.23	12.35	7	11.65	14
Common equity ratio	10.22	10.00	2	11.98	(15)
Efficiency ratio (2)	57.83	58.45	(1)	63.93	(10)
Average equity to average assets	10.18	10.26	(1)	11.85	(14)
Tier 1 leverage capital ratio (3)	10.43	9.76	7	9.77	7
Total risk-based capital ratio (3)	13.63	13.65	—	15.85	(14)
Net interest margin (4)	4.38	4.11	7	3.53	24

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio (5)	7.71%	7.43%	4%	10.08%	(24)%
Return on average tangible common equity (6)	18.75	17.34	8	14.48	29

(1)With the exception of end-of-period ratios, all ratios are based on average daily balances during the respective periods.
(2)The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3)Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.
(4)Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5)Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAP Reconciliation" for additional information.
(6)Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average common shareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)
	December 31, 2022			September 30, 2022			December 31, 2021
(dollars in thousands)	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
CREDIT QUALITY (1)
Nonaccrual loans (2)	$6,177	$4,336	$10,513	$12,799	$4,281	$17,080	$6,036	$7,233	$13,269
Accruing loans past due 90 days and over	—	2	2	—	3	3	—	6	6
Total nonperforming loans	6,177	4,338	10,515	12,799	4,284	17,083	6,036	7,239	13,275
Foreclosed assets and ORE	310	151	461	376	14	390	80	1,109	1,189
Total nonperforming assets	6,487	4,489	10,976	13,175	4,298	17,473	6,116	8,348	14,464
Performing troubled debt restructurings	1,605	4,600	6,205	879	4,686	5,565	1,096	3,867	4,963
Total nonperforming assets and troubled debt restructurings	$8,092	$9,089	$17,181	$14,054	$8,984	$23,038	$7,212	$12,215	$19,427

Nonperforming assets to total assets			0.34%			0.55%			0.49%
Nonperforming loans to total assets			0.33			0.54			0.45
Nonperforming loans to total loans			0.43			0.74			0.72

(1)It is our policy to cease accruing interest on loans 90 days or more past due. Nonperforming assets consist of nonperforming loans, foreclosed assets and other real estate (ORE). Foreclosed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure. ORE consists of closed or unused bank buildings.

(2)Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $3.1 million, $3.3 million and $3.7 million at December 31, 2022, September 30, 2022 and December 31, 2021, respectively. Acquired restructured loans placed on nonaccrual totaled $3.7 million, $4.7 million and $3.5 million at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION - CONTINUED
(Unaudited)
	12/31/2022			9/30/2022			12/31/2021
	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total	Collectively Evaluated	Individually Evaluated	Total
ALLOWANCE FOR CREDIT LOSSES
One- to four-family first mortgage	$2,883	$—	$2,883	$2,293	$32	$2,325	$1,944	$—	$1,944
Home equity loans and lines	624	—	624	500	—	500	508	—	508
Commercial real estate	13,264	550	13,814	12,504	1,193	13,697	10,207	247	10,454
Construction and land	4,680	—	4,680	4,973	—	4,973	3,572	—	3,572
Multi-family residential	572	—	572	498	—	498	457	—	457
Commercial and industrial	5,853	171	6,024	4,523	188	4,711	3,095	425	3,520
Consumer	702	—	702	647	—	647	634	—	634
Total allowance for loan losses	$28,578	$721	$29,299	$25,938	$1,413	$27,351	$20,417	$672	$21,089

Unfunded lending commitments(1)	2,093	—	2,093	2,263	—	2,263	1,815	—	1,815
Total allowance for credit losses	$30,671	$721	$31,392	$28,201	$1,413	$29,614	$22,232	$672	$22,904

Allowance for loan losses to nonperforming assets			266.94%			156.53%			145.80%
Allowance for loan losses to nonperforming loans			278.64			160.11			158.86
Allowance for loan losses to total loans			1.21			1.19			1.15
Allowance for credit losses to total loans			1.29			1.29			1.24

Year-to-date loan charge-offs			$1,398			$1,260			$2,305
Year-to-date loan recoveries			704			605			592
Year-to-date net loan charge-offs			$694			$655			$1,713
Annualized YTD net loan charge-offs to average loans			0.03%			0.04%			0.09%
(1)The allowance for unfunded lending commitments is recorded within accrued interest payable and other liabilities on the Consolidated Statements of Financial Condition.